Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 3, 2014, Platform Specialty Products Corporation (“Platform”, “we”, “our”, or the “Company”) completed the acquisition of the Chemtura AgroSolutions business of Chemtura Corporation (the “CAS Acquisition”), pursuant to which we acquired from Chemtura Corporation (“Chemtura”) certain legal entities and other assets and liabilities for approximately $1.04 billion, consisting of $983 million in cash, net of closing adjustments, and 2,000,000 shares of our common stock. We funded the cash portion of the purchase price and related transaction expenses of the CAS Acquisition with a combination of available cash on hand and borrowings under an increase in term loans of approximately $389 million (approximately $259 million of which is denominated in Euros), $60 million under our U.S. Dollar revolving credit facility and €55 million ($69 million based upon the November 3, 2014 exchange rate of $1.26 per €1.00) under our multicurrency revolving credit facility under our existing credit agreement dated April 12, 2007, as amended and/or restated (the “Amended and Restated Credit Agreement”).

On February 13, 2015, we completed the acquisition of Arysta LifeScience Limited (“Arysta”), pursuant to which we acquired all of the outstanding common stock of Arysta for approximately $3.50 billion (the “Arysta Acquisition”). The purchase price consisted of $2.86 billion of cash, net of closing adjustments and including seller transaction expenses paid by Platform, and $600 million of Series B Preferred Stock of Platform issued to the seller. To fund the cash portion of the purchase price, on February 2, 2015, we issued $1.1 billion (plus original issue premium of $1.0 million) and €350 million (approximately $395 million based upon the February 2, 2015 exchange rate of $1.128 per €1.00) of notes (collectively, the “Existing Notes”), and, on February 13, 2015, we borrowed U.S. dollar denominated term loans in an aggregate principal amount of $500 million (less original discount of 1%) and Euro denominated term loans in an aggregate principal amount of €83 million (approximately $94.5 million based upon the February 13, 2015 exchange rate of $1.14 per €1.00) (less original discount of 2%).

On July 13, 2015, we announced the terms of a recommended offer to acquire all the issued and to be issued shares of Alent (“Alent”) for approximately $2.10 billion (based on the Pound Sterling/U.S. Dollar exchange rate of 1.5517 on July 10, 2015), consisting of $1.64 billion of cash, and $0.46 billion of shares of our common stock (the “Alent Acquisition”). On December 1, 2015, we completed the Alent Acquisition. Fluctuations in our share price and in the Pound Sterling/U.S. Dollar exchange rate have resulted in the purchase price for the Alent Acquisition to be adjusted to approximately $1.86 billion, consisting of $1.62 billion of cash, and $0.24 billion of shares of our common stock as of December 1, 2015. To fund the cash portion of the purchase price and the related transaction expenses of the Alent Acquisition, on November 10, 2015, Platform completed a private offering in an aggregate principal amount of $500 million (less original discount of 1.75%) of 10.375% senior notes due 2021 (the “Notes”) and on December 3, 2015, we further amended our Amended and Restated Credit Agreement and borrowed (i) a new tranche of dollar denominated term loans of $1,045 million (less original issue discount of 2%), (ii) a new tranche of euro denominated term loans of €300 million (less original issue discount of 2%) (approximately $321.8 million based upon the December 3, 2015 exchange rate of $1.07 per €1.00), and (iii) $115 million under our multicurrency revolving credit facility (collectively, the “Incremental Term Loans”).

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014, and the nine months ended September 30, 2015 give effect to the CAS Acquisition, the Arysta Acquisition and the Alent Acquisition as if they each had been consummated on January 1, 2014. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to the Alent Acquisition as if it had been consummated on September 30, 2015.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 was derived from Platform’s and Alent’s unaudited condensed consolidated financial statements. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 was derived from Platform’s, Arysta’s, and Alent’s audited consolidated financial statements and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The results of operations for the one month ended October 31, 2014 were derived from the unaudited combined results of operations of CAS for the ten months ended October 31, 2014 and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014.

The following unaudited pro forma condensed statement of operations for the nine months ended September 30, 2015 were derived from Platform’s and Alent’s unaudited statements for the nine months ended September 30, 2015 and Arysta’s unaudited statement for the period from January 1 through February 12, 2015 (the “Arysta Pre-Acquisition Period”).

The unaudited pro forma statements of operations and balance sheet do not reflect the acquisition of the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (the “OMG Acquisition”) and its related financing, because the OMG Acquisition was not significant as defined by Rule 1-02(w) of Regulation S-X. The unaudited pro forma statement of operations for the year ended December 31, 2014 do not reflect our acquisition of Percival S.A., including Percival S.A.’s agrochemical business, Agriphar (collectively, the “Agriphar Acquisition”) and its related financing prior to the date of the Agriphar Acquisition at October 1, 2014.

The unaudited pro forma condensed consolidated financial information presented below is not necessarily indicative of future results and should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements filed in our annual report on Form 10-K for the fiscal year ended December 31, 2014, as recast by our current report on Form 8-K dated June 16, 2015, and consolidated condensed financial statements filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2015, filed on November 16, 2015, “CAS Management’s Discussion of Operations and Cash Flows” and CAS’ combined financial statements and the notes thereto filed as exhibits to current reports on Form 8-K filed on July 11, 2014 and January 12, 2015 (as amended on January 30, 2015), “Arysta Management’s Discussion of Operations and Cash Flows” and Arysta’s audited consolidated financial statements and the notes thereto filed as exhibits to our current report on Form 8-K/A filed on April 29, 2015, and Alent’s audited consolidated financial statements and unaudited consolidated condensed financial statements for the nine months ended September 30, 2015, and the notes thereto, filed as exhibits to this Form 8-K/A as Exhibits 99.1 and 99.2 respectively.

The share price used in determining the preliminary estimated purchase price for Alent is based on the closing price of Platform shares of common stock on the NYSE on December 1, 2015 of $12.82 per share. The preliminary total purchase price is calculated as follows:

(in millions except per share data)
Cash consideration
Alent shares outstanding (excluding options exercised) at December 1, 2015	266
Alent shares issued for exercise of options or vesting of awards	2

Number of shares	268
Number of shares to be exchanged for Platform common stock	58

Number of shares subject to cash purchase	210
Cash purchase price per share—Pound Sterling	£5.03

1,056
Reimbursement of selling cost incurred by Alent—Pound Sterling	20

Estimated cash purchase price—Pound Sterling	1,076
U.S. Dollar/Pound Sterling foreign exchange rate (as of December 1, 2015)	1.51

Estimated cash purchase price—U.S. Dollar	$1,622

Share consideration
Number of shares to issue	18.4
Price of Platform common stock at closing—December 1, 2015	$12.82

Value of issuance—U.S. Dollar	$236

Total consideration—U.S. Dollar	$1,858

The pro forma adjustments are described in the accompanying notes and include the following:

•	The preliminary allocation of the purchase price to the CAS balance sheet as shown below:

(in millions)
Current assets	$305
Identifiable intangible assets	534
Goodwill	270
Property, plant, and equipment	25
Other long-term assets	11

Total assets	$1,145
Current liabilities	70
Other liabilities	40

Total liabilities	$110

Total consideration	$1,035

Purchase accounting and purchase price allocation is substantially complete for the CAS Acquisition, with the exception of valuations related to the supply agreements with Chemtura.

•	The preliminary allocation of the purchase price to the Arysta balance sheet as shown below:

(in millions)
Current assets	$1,103
Identifiable intangible assets	1,639
Goodwill	1,780
Property, plant, and equipment	110
Other long-term assets	38

Total assets	$4,670
Current liabilities	574
Other liabilities	563

Total liabilities	$1,137
Noncontrolling interest	31

Total liabilities and noncontrolling interest	$1,168

Total consideration	$3,502

The purchase accounting and purchase price allocation for the Arysta Acquisition has not been finalized as of the date of September 30, 2015 pending finalization of fair values assigned to identifiable intangible assets and non-controlling interest, as well as accounts receivable, inventory and reserves related to legal matters and environmental exposure.

•	The preliminary allocation of the purchase price to the Alent balance sheet as shown below:

(in millions)
Current assets	$429
Identifiable intangible assets	820
Goodwill	1,216
Property, plant and equipment	188
Other long-term assets	39

Total assets	$2,692
Current liabilities	251
Other liabilities	583

Total liabilities	$834

Total consideration	$1,858

We have not completed the detailed valuations necessary to estimate the fair value of the assets and the liabilities acquired in the Alent Acquisition, and the related allocation of the purchase price. Additionally, a final determination of the fair value of the assets and liabilities acquired will be based on the actual net tangible and intangible assets and liabilities of Alent that existed as of the date of the Alent Acquisition. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities, conversion from International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) to generally accepted accounting principles in the United States (“US GAAP”), and adjustments for consistency of accounting policy, are preliminary in this unaudited condensed consolidated pro forma financial information and subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material to the balance sheet and/or the statement of operations.

Pro forma adjustments to historical financial information are subject to assumptions described in the notes following the unaudited pro forma financial statements. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The principal adjustments consist of the following:

•	the consummation of the Alent Acquisition and the financing related to the Alent Acquisition in the form of the Notes and Incremental Term Loans for the balance sheet; and

•	the completion of the CAS Acquisition (solely with respect to the period ended December 31, 2014) and Arysta Acquisition and the consummation of the Alent Acquisition and the financing related to the Alent Acquisition in the form of the Notes and Incremental Term Loans for the statements of operations.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what our financial position or results of operations would have been had the CAS Acquisition, the Arysta Acquisition, or the Alent Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be relied upon as a representation of our future performance.

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2015

					Financing (1)
($ millions)	Platform (Historical)	Alent (Historical)(2)	Alent Adjustments(2)		Incremental Term Loans		Notes		Pro forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$682.0	$73.1	$(1,874.4)	LE	$1,426.6	LA	$490.0	LB	$797.3
Restricted cash	0.3	—	—		—		—		0.3
Accounts receivable, net	943.4	192.6	—		—		—		1,136.0
Inventories	466.9	75.3	50.0	LR
			(0.6)	LX	—		—		591.6
Prepaid expenses and other current assets	220.1	20.4	13.3	LL
			2.0	LQ
			1.8	LR
			5.6	LT
			(2.3)	LY	—		—		260.9

Total current assets	2,312.7	361.4	(1,804.6)		1,426.6		490.0		2,786.1
Property, plant, and equipment, net	266.9	123.6	64.9	LR
			(7.8)	LAB	—		—		447.6
Goodwill	2,842.0	446.5	1,216.3	LH
			(446.5)	LI	—		—		4,058.3
Intangible assets, net	2,577.9	—	820.0	LR	—		—		3,397.9
Other assets	76.3	48.9	(13.4)	LL
			3.3	LQ
			1.2	LAB	—		—		116.3

TOTAL ASSETS	$8,075.8	$980.4	$(166.6)		$1,426.6		$490.0		$10,806.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and revolving credit facility	$35.5	$16.8	$(16.8)	LS	$116.3	LA	$—		$151.8
Accounts payable, accrued expenses, and other	929.6	135.1	2.0	LG
			0.2	LL
			93.4	LQ
			3.4	LR
			21.0	LT	—		—		1,184.7

Total current liabilities	965.1	151.9	103.2		116.3		—		1,336.5
Long-term debt	3,397.7	235.7	(235.7)	LS	1,310.3	LA	490.0	LB	5,198.0
Long-term contingent consideration	70.2	0.4	—		—		—		70.6
Other long-term liabilities	728.6	110.1	(0.3)	LL
			225.1	LQ
			12.1	LR
			5.6	LAA	—		—		1,081.2

TOTAL LIABILITIES	5,161.6	498.1	110.0		1,426.6		490.0		7,686.3

Redeemable preferred shares—Series B	645.9	—	—		—		—		645.9
STOCKHOLDERS’ EQUITY
Preferred stock—Class A	—	—	—		—		—		—
Common stock	2.1	42.1	0.2	LC
			(42.1)	LI	—		—		2.3
Additional paid in capital	3,287.3	—	236.0	LC	—		—		3,523.3
Retained deficit	(385.2)	1,115.6	(1,115.6)	LI
			(15.4)	LT
			(2.3)	LY
			(5.6)	LAA
			(6.6)	LAB
			(0.6)	LX	—		—		(415.7)
Accumulated other comprehensive income	(741.4)	(675.4)	675.4	LI	—		—		(741.4)

Total stockholders’ equity	2,162.8	482.3	(276.6)		—		—		2,368.5
Noncontrolling interests	105.5	—	—		—		—		105.5

Total equity	2,268.3	482.3	(276.6)		—		—		2,474.0

TOTAL LIABILITIES, REDEEMABLE PREFERRED SHARES AND EQUITY	$8,075.8	$980.4	$(166.6)		$1,426.6		$490.0		$10,806.2

1)	Platform financed a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes and the Incremental Term Loans, as reflected in the pro forma balance sheet.

2)	The historical balance sheet of Alent is prepared in accordance with IFRS. Adjustments to convert the IFRS basis to the US GAAP basis are included in the Alent Adjustments column. A reconciliation from Alent’s as issued balance sheet as of September 30, 2015 to the amounts presented in the Alent (Historical) column is presented below.

(in millions)	As issued	Converted at the September 30, 2015 Pound Sterling to U.S. Dollar Exchange Rate of 1.5129	Balance Sheet Caption Where Reclassified for Pro Forma
ASSETS
Property, plant and equipment	£81.7	$123.6	Property, plant, and equipment, net
Intangible assets	295.1	446.5	Goodwill
Interests in joint ventures	6.9	10.4	Other assets
Investments	0.6	0.9	Other assets
Deferred tax assets	23.1	35.0	Other assets
Other receivables	1.7	2.6	Other assets

Total non-current assets	409.1	619.0

Cash and short-term deposits	48.3	73.1	Cash and cash equivalents
Inventories	49.8	75.3	Inventories
Trade and other receivables	133.7	192.6	Accounts receivable, net
		9.6	Prepaid expenses and other current assets
Income tax recoverable	1.7	2.6	Prepaid expenses and other current assets
Derivative financial instruments	0.2	0.3	Prepaid expenses and other current assets
Assets held for sale	5.2	7.9	Prepaid expenses and other current assets

Total current assets	238.9	361.4

TOTAL ASSETS	£648.0	$980.4

EQUITY
Issued share capital	£27.8	$42.1	Common stock
Other reserves	(446.4)	(675.4)	Accumulated other comprehensive income
Retained earnings	737.4	1,115.6	Retained deficit

Total equity	£318.8	$482.3

LIABILITIES
Interest-bearing borrowings	£156.0	$235.7	Long-term debt
		0.3	Other long-term liabilities
Employee benefits	20.8	31.5	Other long-term liabilities
Other payables	0.2	0.4	Long-term contingent consideration
Provisions	13.0	19.6	Other long-term liabilities
Deferred tax liabilities	38.8	58.7	Other long-term liabilities

Total non-current liabilities	228.8	346.2

Interest-bearing borrowings	11.4	16.8	Current portion of long-term debt and revolving credit facility
		0.5	Accounts payable, accrued expenses, and other
Trade and other payables	63.2	95.6	Accounts payable, accrued expenses, and other
Provisions	8.1	12.2	Accounts payable, accrued expenses, and other
Income tax payable	16.9	25.6	Accounts payable, accrued expenses, and other
Derivative financial instruments	0.8	1.2	Accounts payable, accrued expenses, and other

Total current liabilities	100.4	151.9

Total liabilities	329.2	498.1

TOTAL LIABILITIES AND EQUITY	£648.0	$980.4

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2015

	Platform (Historical)	Arysta (Historical) (2)	Alent (Historical) (2)	Arysta Adjustments (2)		Alent Adjustments (2)		Financing(1)				Pro forma Consolidated
($ millions except per share data)								Incremental Term Loans		Notes
Net sales	$1,807.3	$85.6	$695.0	$1.4	IA
				0.5	IB	$—		$—		$—		$2,589.8
Cost of sales	1,088.8	53.0	410.9	(37.9)	AC
				0.4	AH
				1.0	IA	2.0	LO	—		—		1,518.2

Gross profit	718.5	32.6	284.1	38.4		(2.0)		—		—		1,071.6
Operating expenses:
Selling, technical, general, and administrative	593.2	41.4	163.9	(22.9)	AA	40.1	LN
				(8.9)	AB	(14.2)	LF
				13.4	AD	0.8	LAB
						0.4	LX	—		—		807.2
Research and development	47.8	—	18.7	—		—		—		—		66.5
Other	—	0.8	10.1	—		—		—		—		10.9

Total operating expenses	641.0	42.2	192.7	(18.4)		27.1		—		—		884.6
Operating profit (loss)	77.5	(9.6)	91.4	56.8		(29.1)		—		—		187.0
Other (expense) income:
Interest, net	(143.2)	(42.4)	(5.9)	35.7	AF
				(1.7)	IB
				(2.0)	IE
				(9.4)	NA			(14.3)	LU
				(4.3)	TA	6.2	LS	(67.4)	LD	(40.2)	LJ	(288.9)
(Loss) gain on derivative contracts	(49.9)	0.4	—	—		48.1	LM
						(2.5)	LV	—		—		(3.9)
Foreign exchange (loss) gain	(19.3)	(12.7)	—	—		(4.0)	LW	—		—		(36.0)
Other income (expense), net	19.8	(0.2)	—	—		—		—		—		19.6

	(192.6)	(54.9)	(5.9)	18.3		47.8		(81.7)		(40.2)		(309.2)
(Loss) income before income taxes and noncontrolling interests	(115.1)	(64.5)	85.5	75.1		18.7		(81.7)		(40.2)		(122.2)
Income tax benefit (provision)	(42.0)	2.1	(3.3)	(19.6)	AE	51.7	LK
				(0.1)	IA	(16.8)	LM
				0.2	IB	0.4	LY
				0.4	IC	0.2	LAB
				0.7	IE	(0.2)	LAA	—		—		(26.3)

Net loss (income)	(157.1)	(62.4)	82.2	56.7		54.0		(81.7)		(40.2)		(148.5)
Net loss (income) attributable to noncontrolling interests	(4.0)	(0.1)	—	—		—		—		—		(4.1)

Net (loss) income attributable to common stockholders	$(161.1)	$(62.5)	$82.2	$56.7		$54.0		$(81.7)		$(40.2)		$(152.6)

(Loss) Earnings Per Share
Basic	$(0.81)	n/a	n/a	n/a		n/a		n/a		n/a		$(0.70)
Diluted	$(0.81)	n/a	n/a	n/a		n/a		n/a		n/a		$(0.70)
Weighted average shares outstanding (millions)
Basic	198.6	n/a	n/a	n/a		n/a		n/a		n/a		217.0
Diluted	198.6	n/a	n/a	n/a		n/a		n/a		n/a		217.0

(1)	Platform financed a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes and the Incremental Term Loans, as reflected in the pro forma balance sheet.

(2)	The historical statement of operations of Arysta and Alent are prepared in accordance with IFRS. Adjustments to convert the IFRS basis to the US GAAP basis for the nine months ended September 30, 2015 are included in the Arysta and Alent Adjustment columns. A reconciliation from Alent’s as issued statement of operations for the period ended September 30, 2015 to the amounts presented in the Alent (Historical) column is presented below:

(in millions)	As issued	Converted at the average for the nine months period ended September 30, 2015 Pound Sterling to U.S. Dollar exchange rate of 1.5325	Statement of Operations Caption Where Reclassified for Pro Forma
Revenue	£453.5	$695.0	Net sales
Manufacturing costs before exceptional items	(268.1)	(410.9)	Cost of sales
Administration, selling and distribution costs before exceptional items	(116.1)	(159.3)	Selling, technical, general, and administrative
		(18.7)	Research and development

Operating profit before exceptional items	69.3	106.1
Exceptional items	(10.2)	(4.6)	Selling, technical, general, and administrative
		(12.1)	Other
		1.1	Other

Operating profit	59.1	90.5
Share of post-tax profit of joint venturers	0.6	0.9	Other
Finance costs	(4.0)	(6.2)	Interest, net
Finance income	0.2	0.3	Interest, net

Profit before tax	55.9	85.5
Income tax costs—ordinary activities	(19.6)	(30.0)	Income tax benefit (provision)
Income tax costs—exceptional items	17.4	26.7	Income tax benefit (provision)

Profit for the period	£53.7	$82.2

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Platform (Historical)	CAS (Historical) for the nine months ended September 30, 2014 (1)	CAS (Historical) for the one month ended October 31, 2014 (2)	Arysta (Historical) (4)	Alent (Historical) (4)	CAS Adjustments		Arysta Adjustments (4)		Alent Adjustments (4)		Financing (3)				Pro forma Consolidated

($ millions except per share data)												Incremental Term Loans		Notes
Net sales	$843.2	$353.8	$26.4	$1,540.6	$1,062.4	$—		$14.5	IB
								(16.4	) ID
								(6.2	) IF
								(12.3	) AI	$—		$—		$—		$3,806.0
Cost of sales	446.6	212.6	14.5	961.8	648.8	22.0	CA	39.0	AG
						0.3	CB	3.2	AH
								2.0	IB
								(4.2	) IF	2.6	LO
								(9.8	) AI	50.0	LP	—		—		2,389.4

Gross profit	396.6	141.2	11.9	578.8	413.6	(22.3)		(50.6)		(52.6)		—		—		1,416.6
Operating expenses:
Selling, technical, general, and administrative	360.9	62.2	0.8	378.7	255.1	(1.0	) CC	(6.4	) AA	53.5	LN
						(33.9	) CD	(57.3	) AB	(0.1	) LZ
						(4.5	) CE	109.9	AD	(1.1	) LX
						34.0	CF					—		—		1,150.8
Research and development	26.2	7.8	1.6	9.2	25.1	—		—		—		—		—		69.9
Other	—	(0.1)	—	34.3	5.3	0.1	CG	—		—		—		—		39.6

Total operating expenses	387.1	69.9	2.4	422.2	285.5	(5.3)		46.2		52.3		—		—		1,260.3
Operating profit (loss)	9.5	71.3	9.5	156.6	128.1	(17.0)		(96.8)		(104.9)		—		—		156.3
Other (expense) income:
Interest, net	(37.9)	(0.2)	0.1	(99.8)	(7.3)	0.1	CH	100.0	AF
						(20.1	) CI	(12.5	) IB
								16.4	ID
								2.0	IE
								(100.7	) NA			(90.9	) LD
								(35.0	) TA	9.4	LS	(19.1	) LU	(53.7	) LJ	(349.2)
(Loss) gain on derivative contracts	0.7	—	—	(0.2)	—	—		—		(8.6	) LV	—		—		(8.1)
Foreign exchange (loss) gain	(3.0)	5.4	0.1	(17.0)	—	—		—		(9.0	) LW	—		—		(23.5)
Other income (expense), net	(0.2)	0.7	(1.3)	(10.8)	—	—		—		—		—		—		(11.6)

	(40.4)	5.9	(1.1)	(127.8)	(7.3)	(20.0)		(29.8)		(8.2)		(110.0)		(53.7)		(392.4)
(Loss) income before income taxes and noncontrolling interests	(30.9)	77.2	8.4	28.8	120.8	(37.0)		(126.6)		(113.1)		(110.0)		(53.7)		(236.1)
Income tax benefit (provision)	6.7	(38.1)	(4.1)	(49.9)	(43.8)	15.6	CJ	43.0	AE	88.6	LK
								(0.7	) IE	(2.4	) LY
								0.5	IF	0.1	LZ
								(10.4	) IG	(1.6	) LAA	—		—		3.5

Net loss (income)	(24.2)	39.1	4.3	(21.1)	77.0	(21.4)		(94.2)		(28.4)		(110.0)		(53.7)		(232.6)
Net loss (income) attributable to noncontrolling interests	(5.7)	—	—	(8.5)	—	—		—		—		—		—		(14.2)

Net (loss) income attributable to common stockholders	(29.9)	39.1	4.3	(29.6)	77.0	(21.4)		(94.2)		(28.4)		(110.0)		(53.7)		(246.8)
Accrued payment-in-kind dividend on cumulative preferred shares	(232.7)	—	—	—	—	—		—		—		—		—		(232.7)

Net (loss) income attributable to common stockholders	$(262.6)	$39.1	$4.3	$(29.6)	$77.0	$(21.4)		$(94.2)		$(28.4)		$(110.0)		$(53.7)		$(479.5)

(Loss) Earnings Per Share
Basic	$(1.94)	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(3.12)
Diluted	$(1.94)	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		$(3.12)
Weighted average shares outstanding (millions)
Basic	135.3	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		153.7
Diluted	135.3	n/a	n/a	n/a	n/a	n/a		n/a		n/a		n/a		n/a		153.7

(1)	The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $206.8 million as an operating expense. For purposes of this pro forma, this amount plus $5.8 million of related depreciation is presented as cost of sales to present gross profit for the acquired business.
(2)	The historical statement of operations of CAS for the one month ended October 31, 2014 is estimated primarily based upon the operations of CAS for the ten months ended October 31, 2014 less the nine months ended September 30, 2014, except for the income tax provision, which was adjusted to reflect the effective tax rate of the nine months ended September 30, 2014.
(3)	Platform financed a portion of the cash consideration for the Alent Acquisition with the net proceeds of the Notes and with the Incremental Term Loans, as reflected in the pro forma balance sheet.
(4)	The historical statement of operations of Arysta and Alent are prepared in accordance with IFRS. Adjustments to convert the IFRS basis to the US GAAP basis are included in the Arysta and Alent Adjustments columns. A reconciliation from Alent’s as issued statement of operations for the year ended December 31, 2014 to the amounts presented in the Alent (Historical) column is presented below.

(in millions)	As issued	Converted at the average for the year ended December 31, 2014 Pound Sterling to U.S. Dollar exchange rate of 1.6476	Statement of Operations Caption Where Reclassified for Pro Forma
Revenue	£ 644.8	$1,062.4	Net sales
Manufacturing costs before exceptional items	(393.8)	(648.8)	Cost of sales
Administration, selling and distribution costs before exceptional items	(155.9)	(231.9)	Selling, technical, general, and administrative
		(25.1)	Research and development

Operating profit before exceptional items	95.1	156.6

Exceptional items	(18.1)	(13.5)	Selling, technical, general, and administrative
		(12.0)	Other
		(4.9)	Selling, technical, general, and administrative
		(3.5)	Selling, technical, general, and administrative
		3.8	Other
		0.3	Other

Operating profit	77.0	126.8
Share of post-tax profit of joint venturers	1.6	2.6	Other
Finance costs	(5.7)	(8.1)	Interest, net
		(1.3)	Selling, technical, general, and administrative
Finance income	0.5	0.8	Interest, net

Profit before tax	73.4	120.8
Income tax costs - ordinary activities	(28.5)	(46.9)	Income tax benefit (provision)
Income tax costs - exceptional items	1.9	3.1	Income tax benefit (provision)

Profit for the year	£ 46.8	$77.0

Pro Forma Adjustments

CAS Adjustments

CA	Reflects portion of the profit in CAS inventory step-up recognized in purchase accounting that has not been recognized in operations subsequent to the closing of the CAS Acquisition during 2014.

CB	Reflects adjustment to depreciation to be recorded in conjunction with annual basis for the step-up of property, plant, and equipment.

CC	Reflects elimination of the cost of a Brazilian accounts receivable securitization program of CAS not acquired in the CAS Acquisition.

CD	Reflects the elimination of non-recurring CAS Acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees.

CE	Reflects the elimination of the historical amortization expenses on CAS’s identifiable intangible assets.

CF	Reflects amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of CAS.

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Technology (12 years)	$458.0	$38.2
Customer relationships (30 years)	76.0	2.5

CG	Reflects elimination of net income of unconsolidated subsidiaries of CAS not acquired with the CAS Acquisition.

CH	Reflects the elimination of interest expense related to debt not assumed from Chemtura in conjunction with the CAS Acquisition.

CI	Reflects interest expense related to the indebtedness incurred under our Amended and Restated Credit Agreement dated April 12, 2007, as amended (the “Amended and Restated Credit Agreement”), that funded a portion of the cash purchase price for the CAS Acquisition comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $130 million at a rate of approximately 4.00% and on the Euro denominated first lien debt of approximately $256 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3% on the US Dollar borrowings and 3.25% on the Euro denominated borrowings applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change effective in the interest rate would be $0.4 million annually.

•	Interest on the incremental borrowings of approximately $129 million under our revolving credit facilities at a rate of 5.25% for the portion under our U.S. Dollar revolving credit facility of $60 million and 3.23% for the portion under our Multicurrency Revolving Credit Facility of approximately $68.7 million.

•	Amortization of estimated deferred financing fees of $7.5 million and estimated original issuance discount of $1.9 million for the first lien term debt over the six year term of the loan.

•	Amortization of estimated deferred financing fees of $3.1 million for access to an incremental $125 million of revolving line of credit obtained in conjunction with the CAS Acquisition over the 4-year term of the facility.

CJ	Reflects income tax benefit related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares related to the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

Arysta Adjustments

AA	Reflects the elimination of Arysta Acquisition expenses directly attributable to the transaction, including but not limited to financial advisory, legal and accounting fees.

AB	Reflects elimination of historical amortization expenses related to Arysta’s intangible assets.

AC	Reflects elimination of historical manufacturer’s profit in inventory recognized to the income statement

AD	Reflects amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of Arysta:

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$176.5	$—
Technology (12 years)	1,102.5	91.9
Customer relationships (20 years)	360.0	18.0

AE	Reflects income tax benefit (expense) related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

AF	Reflects elimination of historical interest expense of Arysta for debt not assumed in conjunction with the Arysta Acquisition.

AG	Reflects management’s preliminary estimate of impact on cost of goods sold due to the inventory step-up to fair value.

AH	Reflects depreciation expense related to the step-up to fair value of the property, plant, and equipment of Arysta as of the closing.

AI	Reflects the reversal of net sales and cost of sales for operations in Iran and Sudan of Arysta. These operations were not continued on a go forward basis after the Arysta Acquisition as they are prohibited/sanctioned nations for corporations based in the United States.

Existing Notes Issuance

NA	Reflects the interest expense related to the Existing Notes issued to fund a portion for the cash purchase price for the Arysta Acquisition which was comprised of the following:

•	Interest on the $1.52 billion of Existing Notes issued.

•	Amortization of estimated deferred financing fees of $29.6 million and original issue discount of $1.0 million over the anticipated term of the notes.

Arysta Term Debt Issuance

TA	Reflects the interest expense related to the Arysta Term Debt issued to fund a portion of the cash purchase price of the Arysta Acquisition, comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $500 million at a rate of approximately 4.75% and on the Euro denominated first lien debt of $94.5 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3.75% and 3.25%, respectively, applied to a LIBOR floor of 1% and are variable in nature. The pretax effect of a 1/8% change in the effective interest rate would be $0.7 million annually.

•	Amortization of estimated deferred financing fees of $15.2 million and estimated original issuance discount of $7 million over the anticipated terms of the senior term debt and the revolving line of credit.

Arysta IFRS to US GAAP Adjustments

IA	Reflects the recognition of sales previously reversed under IFRS that would meet recognition criteria under US GAAP.

IB	Reflects the reversal of present value accounting required for IFRS that is prohibited for US GAAP for receivables and payables expected to be settled within a year.

IC	Reflects a change in the tax rate used in intercompany sales (from the buyer rate to seller rate) and set up a prepaid tax asset pursuant to US GAAP that is recorded as a deferred tax asset under IFRS.

ID	Reflects the reclassification of customer cash discounts from expense to a reduction of sales, which is required for US GAAP.

IE	Reflects the reversal of hedge accounting that does not meet US GAAP requirements and the associated impact on income taxes

IF	Reflects management’s estimate of the reversal of a sale that does not qualify for revenue recognition for US GAAP.

IG	Reflects management’s estimate of uncertain tax positions pursuant to US GAAP that is not required for IFRS

Notes Issuance and Incremental Term Loans

LA	Reflects the borrowing of the Incremental Term Loans amounting to $1,426.6 million, net of deferred financing fees and original issue discount of $27.9 million and $27.3 million, respectively, to fund a portion of the cash purchase price for the Alent Acquisition.

LB	Reflects the issuance of Notes amounting to $490.0 million, net of deferred financing fees and original issuance discount of $1.25 million and $8.75 million, respectively, to fund a portion of the cash purchase price for the Alent Acquisition.

Alent Adjustments

LC	Reflects the issuance of 18.4 million New Platform Shares to fund a portion of the purchase price for the Alent Acquisition

LD	Reflects interest expense related to the borrowings of the Incremental Term Loans in an aggregate amount of $1,481.8 million comprised of (A) U.S. Dollar denominated term loans in an aggregate principal amount of $1,045 million, (B) Euro denominated term loans in an aggregate principal amount of €300 million (or approximately $321.8 million based upon the December 3, 2015 exchange rate of $1.07 per €100), and (C) $115 million under Platform’s multi-currency revolving credit facility. Comprised of contractual interest, amortization of original issue discount and deferred financing fees. The pre-tax effect of 1/8% of change in the effective interest rate on the U.S. Dollar and Euro denominated term loans would be $1.7 million annually.

LE	Reflects the estimated cash consideration to be paid in connection with the Alent Acquisition and repayment of Alent’s existing debt.

LF	Reflects the elimination of Alent Acquisition expenses recorded in historical statement of operations and directly attributable to the transaction, including but not limited to financial advisory, legal and accounting fees.

LG	Reflects contractual obligation triggered upon a change in control.

LH	Reflects management’s preliminary estimate of goodwill associated with the Alent Acquisition.

LI	Reflects elimination of Alent’s historical stockholders’ equity and goodwill.

LJ	Reflects interest expense related to the Notes in an aggregate principal amount of $500.0 million issued to fund a portion of the cash purchase price for the Alent Acquisition. Comprised of contractual interest, deferred financing fees and original issue discount.

LK	Reflects income tax benefit (expense) related to the income (loss) before income taxes, noncontrolling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 34%.

LL	Reflects the IFRS to US GAAP conversion adjustment to reclassify the deferred tax assets and liabilities between current and non-current.

LM	Reflects the elimination of losses associated to the derivative on the Pound Sterling entered into for this transaction and associated impact on income taxes.

LN	Reflects straight-line amortization expense to be recorded in conjunction with the step-up in the estimated fair value of the intangible assets of Alent:

Intangible Assets (In millions)	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$60.0	$—
Technology (10 years)	160.0	16.0
Customer relationships (16 years)	600.0	37.5

LO	Reflects depreciation expense related to management’s preliminary estimated step-up to fair value of the property, plant, and equipment of Alent as of the closing of the Alent Acquisition.

LP	Reflects management’s preliminary estimate of impact on cost of goods sold due to the inventory step-up to fair value.

LQ	Reflects the adjustments related to the step-up in deferred tax assets and liabilities.

LR	Reflects the adjustments related to the step-up in assets and liabilities.

LS	Reflects the repayment of Alent’s existing debt.

LT	Reflects the Alent Acquisition expense directly attributable to the transaction, including, but not limited to, financial advisory, legal and accounting fees, net of taxes.

LU	Reflects the increase in interest expense resulting from the first lien term loans most favored nation provisions, which brings the first lien term loans to within 50 basis points of the Incremental Term Loans.

LV	Reflects the IFRS to US GAAP conversion reclassification of hedge effectiveness for Alent’s net investment and cash flow hedges from Other Comprehensive Income to Statement of Operations and associated impact on income taxes.

LW	Reflects the IFRS to US GAAP conversion reclassification of retranslation of foreign exchange gain and losses on intercompany loans from Equity to Statement of Operations

LX	Reflects the adjustments related to alignment of inventory write-down policy with Platform

LY	Reflects the IFRS to US GAAP conversion reversal of deferred tax asset for intra-group transactions and intercompany profit in inventory that does not meet the US GAAP requirement.

LZ	Reflects the adjustments related to reversal of depreciation expense on alignment of deprecation policy with Platform and associated tax impact.

LAA	Reflects the IFRS to US GAAP conversion adjustments related to deferred tax liability on undistributed earnings of foreign subsidiaries that does not meet US GAAP requirements

LAB	Reflects the adjustments related to alignment of deprecation policy with Platform and associated impact on income taxes